Exhibit 99.1
Javelin Pharmaceuticals, Inc. Announces New Patent Covering PMI-150 (Intranasal Ketamine)
Wednesday June 4, 8:58 am ET
Issuance of PMI-150 European Patent Extends European Exclusivity into 2023 Enhancing Global Value
CAMBRIDGE, Mass.—(BUSINESS WIRE)—Javelin Pharmaceuticals, Inc. (Amex: JAV — News), a leading developer of specialty prescription medications for pain management was today granted a commercially important patent in the European Union that extends patent protection for Javelin’s PMI-150 (intranasal ketamine) drug candidate into 2023. European Patent No. 1 562 566 B1, entitled: “Analgesic Compositions Comprising NMDA Receptor Antagonists and Benzalkonium Chloride,” will cover the major EU market countries (G5) as well as an additional 20 Member States of the European Patent Convention. This new patent is the European counterpart to Javelin’s U.S. Patent No. 7,273,889 that issued in September, 2007.
“The extension of Javelin’s intranasal ketamine patent portfolio in Europe is an important milestone for our company,” said Martin Driscoll, Javelin’s Chief Executive Officer. “The issuance of this European patent extends the term of commercial exclusivity for Javelin’s intranasal ketamine by almost a decade. This extension in the market exclusivity for intranasal ketamine should significantly enhance the potential value of the PMI-150 franchise and further bolster our global partnership discussions.”
About PMI-150 (Intranasal Ketamine)
The Company is developing PMI-150, a proprietary nasal formulation of ketamine, for several intended indications. The Company anticipates undertaking additional clinical studies aimed at broadening PMI-150’s potential indications. Javelin believes that PMI-150 is optimized for use as a pain medication and may offer a safe, non-opioid alternative for the treatment of moderate-to-severe pain. Prior randomized, double-blinded, placebo-controlled phase II clinical studies of PMI-150 have demonstrated rapid, statistically significant relief of moderate-to-severe postoperative and breakthrough pain.
About Ketamine
Ketamine, a non-opiate, is an N-methyl-D-aspartate (NMDA) receptor antagonist that has been in clinical use for over 30 years. Since its approval by the FDA, ketamine has been safely used as an anesthetic in tens of thousands of patients. NMDA receptors are located in the central nervous system and play a role in the perception of acute and chronic pain. Ketamine, at lower doses than those approved for anesthetic use, has been reported in the medical literature to be an effective analgesic for post operative settings, nerve injury pain, and pain during medical procedures, such as burn dressing changes.
About Javelin Pharmaceuticals, Inc.
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The Company has three drug candidates in US Phase 3 clinical development. One of these US Phase 3 drug candidates, Dyloject(TM), has received Marketing Authorization Application (MAA) approval and favorable pricing in the UK, where it is now being sold. Previous clinical trials have demonstrated its safety and rapid onset of action. For additional information about Javelin, please visit the company’s website at http://www.javelinpharmaceuticals.com.
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Forward Looking Statement
This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and competition from other pharmaceutical companies.
Contact:
Javelin Pharmaceuticals, Inc.
Investor Relations & Media
Rick Pierce, 617-349-4500
VP, Investor Relations
rpierce@javelinpharma.com
or
Corporate Communications
June Gregg, 617-349-4500
jgregg@javelinpharma.com
Source: Javelin Pharmaceuticals, Inc.